UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2019

INTREXON CORPORATION

(Exact name of registrant as specified in charter)

Virginia	001-36042	26-0084895
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway Germantown, Maryland		20876
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 556-9900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	XON	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

On September 10, 2019, the Audit Committee (the “Committee”) of Intrexon Corporation (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, and on September 13, 2019, Deloitte & Touche LLP (“Deloitte”) was engaged as Intrexon Corporation’s (the “Company”) independent registered public accounting firm for the fiscal year ending December 31, 2019, in each case effective immediately.

The audit reports of PwC on the financial statements of the Company as of and for the years ended December 31, 2018 and 2017 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report on the Company’s consolidated financial statements as of and for the year ended December 31, 2018 included an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through September 10, 2019, there were no “disagreements,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference in connection with their opinion to the subject matter of the disagreement.

During the fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through September 10, 2019, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except that during the second quarter of 2018, the Company identified a material weakness in its internal control over financial reporting in connection with its adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers. This control deficiency resulted in the misstatement of accumulated deficit, deferred revenue, and collaboration and licensing revenues, and restatement of the Company’s consolidated financial statements for the quarter ended March 31, 2018. The Company concluded that the material weakness had been remediated as of December 31, 2018. The Committee discussed the material weakness with PwC, and the Company has authorized PwC to respond fully to the inquiries of Deloitte concerning the material weakness.

The Company provided PwC with a copy of this Current Report on Form 8-K and requested that PwC furnish the Company with a letter addressed to the US Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of PwC’s letter, dated September 16, 2019, is filed as Exhibit 16.1 to this Form 8-K.

During the fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through September 13, 2019, neither the Company, nor anyone on its behalf, has consulted Deloitte with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

16.1	Letter from PricewaterhouseCoopers LLP dated September 16, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intrexon Corporation

By:	/s/ Rick L. Sterling
Rick L. Sterling
Chief Financial Officer

Dated: September 16, 2019